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                                                      Filed under Rule 424(b)(3)
                                                            File Number 33-51335

           SUPPLEMENT NO. 33 TO PROSPECTUS DATED DECEMBER 14, 1993
                     (AS SUPPLEMENTED DECEMBER 15, 1993)


                            PACCAR FINANCIAL CORP.

                         MEDIUM-TERM NOTES, SERIES G

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
Principal Amount..............  $50,000,000
Original Issue Date...........  9/20/95
Maturity Date.................  9/20/96
Initial Interest Rate.........  To be determined
Interest Rate Index...........  Prime Rate
Spread........................  Minus 2.92%
Index Source..................  Federal Reserve H.15
Index Reset Frequency.........  Daily (Weighted Average)
Interest Payment Period.......  Quarterly (2 business day cutoff)
Interest Payment Dates........  December 20, 1995, March 20, 1996, June 20, 1996
                                  September 20, 1996 (Maturity)
Issue Price...................  100.00%
Proceeds to Company...........  $50,000,000
Underwriters Discount.........  0.00%
Day Count Convention..........  Actual/360

Form of Note (check one):       Book-Entry  [X]
                                Certificate [ ]

Underwriter...................  Morgan Stanley & Co., Inc.

Dated:  September 15, 1995
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The Underwriter, Morgan Stanley & Co., Inc., has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.